Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (herein called this “Amendment”), dated as of October 1, 2004, is among Cimarex Energy Co., a Delaware corporation (“Borrower”), Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as LC Issuer and as Administrative Agent, and the Lenders party to the Original Agreement defined below (“Lenders”).

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Credit Agreement dated as of October 2, 2002, which was subsequently amended by that certain First Amendment dated as of April 21, 2003 (as amended, supplemented, or restated to the date hereof, the “Original Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

WHEREAS, J. P. Morgan Securities, Inc. is successor in interest to Banc One Capital Markets, Inc. as Lead Arranger and Sole Book Runner; and

WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS AND REFERENCES

§ 1.1.                    Terms Defined in the Original Agreement.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

§ 1.2.                    Other Defined Terms.  Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Second Amendment to Credit Agreement.

“Amendment Documents” means this Amendment, the Renewal Notes and any other documents and agreements executed and delivered pursuant hereto.

“Credit Agreement” means the Original Agreement as amended hereby.

“Renewal Notes” means promissory notes in the form of Exhibit A attached hereto payable to each Lender listed on Schedule 2 hereto, and each of which shall be a “Note” as defined in Section 2.14 of the Original Agreement.

ARTICLE II

AMENDMENTS TO ORIGINAL AGREEMENT

§ 2.1.                    New Defined Term.  Section 1.1 of the Original Agreement is hereby amended to add the following definitions thereto in appropriate alphabetical order to read as follows:

“‘Fifty Percent Utilization Period’ means any period during which the Borrowing Base Usage Percentage on each consecutive day is and remains greater than or equal to 50%.”

“‘Fiscal Year’ means the fiscal year of the Borrower.”

§ 2.2.                    Amended Defined Term.  The definitions of “Arranger” and “Facility Termination Date” in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

“‘Arranger’ means J. P. Morgan Securities Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

“‘Facility Termination Date’ means October 2, 2009, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.”

§ 2.3.                    Production Reports.

(a)                                  Section 6.1 (vii) is hereby added to the Original Agreement to read as follows:

“(vii)                     Promptly upon the furnishing thereof to the stockholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.”

(b)                                 Both Sections 6.1(xii) of the Original Agreement are hereby deleted and new Section 6.1(xii) is hereby added to read as follows:

“(xii)                       By March 31 and September 30 of each year, beginning March 31, 2003, a report describing the gross volume of production and sales attributable to production during the preceding six-month period from the properties described in the Engineering Report in Section 6.1(x) or Section 6.1(xi) and describing the related severance taxes, other taxes, and leasehold operating expenses attributable thereto and incurred during such month.”

§ 2.4.                    Insurance.  Section 6.6 of the Original Agreement is hereby amended in its entirety to read as follows:

“The Borrower will furnish to any Lender upon request full information as to the insurance carried by Borrower and its Subsidiaries.  Upon demand by Administrative Agent any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Administrative Agent as its interests may appear, and (b) during any Fifty Percent Utilization Period, to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen days prior notice to Administrative Agent, and (c) to provide for any other matters specified in any applicable Collateral Document or which Administrative Agent may reasonably require; provided that the Borrower shall self insure against fire, casualty, and other hazards normally insured against.  Notwithstanding anything contained in this Section 6.6 or any Collateral Document to the contrary, Borrower may self insure against all liabilities, risks and hazards to the extent Borrower deems to be sound business practice.”

§ 2.5.                    Restricted Payments.  Section 7.1 of the Original Agreement is hereby amended in its entirety to read as follows:

“7.1.                        Restricted Payments.  The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, declare or make any Restricted Payment during any Fifty Percent Utilization Period; provided that (a) during any Fifty Percent Utilization Period any Subsidiary may declare and pay Dividends to the Borrower or to a Wholly-Owned Subsidiary and (b) during any Fifty Percent Utilization Period, the Borrower and its Subsidiaries may declare or make Restricted Payments so long as (i) no Default, Unmatured Default or Deficiency (as defined in Section 2.8) exists or would exist after giving effect thereto and (ii) all Restricted Payments made by Borrower and its Subsidiaries at any time during the period from the beginning of the first Fifty Percent Utilization Period to occur after October 1, 2004 until the Facility Termination Date (in this Section called the “Calculation Period”), do not exceed $100,000,000 during the Calculation Period and do not exceed $25,000,000 during any fiscal year which occurs during the Calculation Period.”

§ 2.6.                    Indebtedness.  Sections 7.2(iii), (vi) and (vii) of the Original Agreement are hereby amended in their entirety to read as follows:

“(iii)                         Indebtedness arising under Rate Management Transactions permitted by Section 7.11.”

“(vi)                        Indebtedness of Borrower in respect of guarantee obligations of Cimarex Energy Services, Inc., an Oklahoma corporation, which do not in the aggregate exceed $50,000,000 at any one time outstanding.”

“(vii)                     miscellaneous items of Indebtedness not described in subsections(i) through (vi) above which do not in the aggregate (taking into account all such Indebtedness of Borrower and its Subsidiaries) exceed $10,000,000 at any one time outstanding.”

§2.7.                       Merger.  Section 7.3 of the Original Agreement is hereby amended in its entirety to read as follows:

“The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary, including, without limitation, Key, may merge into the Borrower or a Wholly-Owned Subsidiary.”

§2.8.                       Sale of Assets.  Section 7.4(iv) of the Original Agreement is hereby amended in its entirety to read as follows:

“(iv)  Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than (i), (ii), and (iii) above) as permitted by this Section during any fiscal year of Borrower, do not constitute more than 10% of the Engineered Value of the Borrowing Base Properties as determined by Administrative Agent in its sole discretion.”

§ 2.9.                    Collateral.

(a)                                  Section 9.1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

“9.1.1.  To the extent necessary to comply with the first sentence of Section 9.1, (i) within 30 days after the beginning of each Fifty Percent Utilization Period and within 30 days after each Determination Date that occurs during a Fifty Percent Utilization Period and (ii) prior to each increase in the Aggregate Commitment that occurs during a Fifty Percent Utilization Period, Borrower and its Subsidiaries shall execute and deliver to Administrative Agent, for the ratable benefit of each Lender, Mortgages in form and substance acceptable to Administrative Agent and duly executed by Borrower and any such Subsidiary (as applicable) together with such other assignments, conveyances, amendments, agreements and other writings (each duly authorized and executed) as Administrative Agent shall deem necessary or appropriate to grant, evidence and perfect the Liens required by this Section 9.1.”

(b)                                 Section 9.1.4 is hereby added to the Original Agreement to read as follows:

“9.1.4                  Notwithstanding anything contained in this Section 9.1 to the contrary, except for amendments to Mortgages necessary to reflect the extended maturity date and changes to the Notes provided for by the Second Amendment to Credit Agreement dated as of October 1, 2004 among Borrower, Administrative Agent, and the Lenders party thereto, Borrower shall have no obligation to provide Mortgages in addition to those Mortgages provided for prior to the delivery of the Second Amendment until a Fifty Percent Utilization Period begins, and then only to the extent provided above.”

§2.10.                 Confidentiality.  Section 12.11 of the Original Agreement is hereby amended in its entirety to read as follows:

12.11                     Confidentiality.  Each Lender agrees to use any confidential information which it may receive from the Borrower or its Affiliates concerning the Borrower or its Affiliates or its or their properties (“Confidential Information”) solely for the purposes of the Loan Documents and the transactions provided for therein (the “Purposes”) and not for any other purpose.  Each Lender agrees to hold Confidential Information in confidence and to not disclose Confidential Information to any Person other than (a) the other Lenders, Affiliates of such Lender, and Affiliates of the other Lenders, (b)  legal counsel to such Lender, (c) professional advisors (such as petroleum engineering, geological and geophysical firms) who are engaged by such Lender or any potential Transferee to evaluate the properties of Borrower and its Affiliates in connection with the Loans, provided that prior to delivering Confidential Information to any such advisor, such advisor shall have entered into a confidentiality agreement in the form of Exhibit J, and (d) to any of the following Persons, provided that such Person is advised of and agrees to be bound by the obligations of confidentiality contained in this section: (i) the direct or indirect contractual counterparties of such Lender or such Lender’s Affiliates in swap agreements relating to the obligations or assets of Borrower or its Subsidiaries, (ii) rating agencies if required by such agencies in connection with a rating relating to the Advances hereunder, (iii) any Transferee, and (iv) as permitted by Section 15.4.  Nothing contained herein shall be deemed to prevent disclosure of any Confidential Information if such disclosure (i) is required by law, rule, regulation or regulatory officials, (ii) is required to be made in a judicial, administrative or governmental proceeding pursuant to a valid subpoena or other applicable order, or (iii) is made to any Person in connection with any legal proceeding to which such Lender is a party; provided, however, in making any such disclosure, only that portion of the Confidential Information relevant in the circumstances described above shall be disclosed and all reasonable efforts have been taken to preserve the confidentiality thereof.”

§2.11.                 Pricing Schedule.  Schedule 1 to the Original Agreement is hereby deleted and there is hereby substituted therefore new Schedule 1, which shall be identical to Schedule 1 attached hereto. The changes reflected in the revised Pricing Schedule shall be effective as of the date hereof.

§2.12.                 Lenders Schedule.  Schedule 2 to the Original Agreement is hereby deleted and there is hereby substituted therefore new Schedule 2, which shall be identical to Schedule 2 attached hereto.

§2.13.                 Disclosure Schedule.  Schedule 3 to the Original Agreement is hereby deleted and there is hereby substituted therefor, new Schedule 3, which shall be identical to Schedule 3 attached hereto.

§2.14.                 Confidentiality Agreement.  The Original Agreement is hereby amended by adding Exhibit J, which shall be identical to Exhibit J attached hereto.

§2.15.                 Redetermination of the Borrowing Base.  Administrative Agent hereby notifies Borrower that from the date hereof until the next date hereafter as of which the Borrowing Base is redetermined, the Borrowing Base shall be $300,000,000.

§2.16.                 Aggregate Commitment.  Borrower, Administrative Agent and Lenders hereby confirm that as of the date hereof, the Aggregate Commitment is $200,000,000.

§2.17.                 Address of Borrower.  For purposes of Section 16.1 of the Original Agreement, Borrower hereby notifies Administrative Agent and Lenders that the new address of Borrower and its Subsidiaries is as follows:

Paul Korus

Cimarex Energy Co.

1700 Lincoln Street, Suite 1800

Denver, Colorado  80203

ARTICLE III

CONDITIONS OF EFFECTIVENESS

§ 3.1.                    Effective Date.  This Amendment shall become effective as of the date first above written when and only when:

(a)                                  Administrative Agent shall have received all of the following, at Administrative Agent’s office, duly executed and delivered and in form and substance satisfactory to Administrative Agent, all of the following:

(i)                                     this Amendment;

(ii)                                  a Guaranty of Key Production Texas L.P., Cimarex Texas L.P., Key Texas LLC, and Cimarex Texas LLC (each a “New Guarantor”);

(iii)                               a Partnership Interest Pledge Agreement by Cimarex, Key, Key Texas LLC and Cimarex Texas LLC and an LLC Interest Pledge Agreement by Cimarex and Key;

(iv)                              the Renewal Notes;

(v)                                 certificates of the Secretary of each of Borrower and Key, dated the date of this Amendment, certifying: (a) that resolutions previously adopted by the Board of Directors of each of Borrower and Key, respectively, authorize the execution, delivery and performance of this Amendment and the other Amendment Documents by Borrower and Key and remain in full force and effect; and (b) the names and true signatures of the officers of the Borrower and Key, respectively, authorized to sign this Amendment and the other Amendment Documents;;

(vi)                              Copies of the articles of organization or certificate of limited partnership, as applicable, and the operating agreement or limited partnership agreement, as applicable of each New Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of organization;

(vii)                           a written opinion of counsel to Borrower with respect to the Amendment Documents as to the matters listed in Schedule 4 hereto, in form and substance acceptable to Administrative Agent; and

(viii)                        such other supporting documents as Administrative Agent may reasonably request.

(b)                                 Borrower shall have paid, in connection with such Loan Documents, all fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent’s attorneys.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

§ 4.1.                    Representations and Warranties of Borrower.  In order to induce Administrative Agent and each Lender to enter into this Amendment, Borrower represents and warrants to Administrative Agent and each Lender that:

(a)                                  The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Credit Agreement.

(b)                                 Borrower is duly authorized to execute and deliver this Amendment and the other Amendment Documents and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement.  Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and the other

Amendment Documents and to authorize the performance of the obligations of Borrower hereunder and thereunder.

(c)                                  The execution and delivery by Borrower of this Amendment and the other Amendment Documents, the performance by Borrower of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower.  Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment and the other Amendment Documents or to consummate the transactions contemplated hereby and thereby.

(d)                                 When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

(e)                                  The audited annual consolidated financial statements of Borrower dated as of December 31, 2003 fairly present the consolidated financial position at such dates and the consolidated statement of operations and the changes in consolidated financial position for the periods ending on such dates for Borrower.  Copies of such financial statements have heretofore been delivered to each Lender.  Since such dates no material adverse change has occurred in the financial condition or businesses or in the consolidated financial condition or businesses of Borrower.

ARTICLE V

MISCELLANEOUS

§ 5.1.                    Ratification of Agreements.  The Original Agreement as hereby amended is hereby ratified and confirmed in all respects.  Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended.  Any reference to the Notes in any other Loan Document shall be deemed to be a reference to the Renewal Notes issued and delivered pursuant to this Amendment. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

§ 5.2.                    Survival of Agreements.  All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full.  All statements and agreements contained in any certificate or instrument delivered by Borrower or any Subsidiary hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

§ 5.3.                    Loan Documents.  This Amendment and the other Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

§ 5.4.                    CHOICE OF LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE THE INTERNAL LAWS OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

§ 5.5.                    Counterparts.  This Amendment may be executed in any number counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent, the LC Issuer and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

§ 5.6.                    Agents.  Notwithstanding the cover page to the Original Agreement, effective upon the delivery of the Second Amendment, the Co-Syndication Agents shall be U.S. Bank National Association and Bank of America, N.A., and the Documentation Agent shall be Wells Fargo Bank, N.A.

§ 5.7.                    Mortgages.  Borrower shall deliver to the Administrative Agent, within 60 days after the date of this Amendment, all Mortgage amendments necessary to reflect the extended maturity date and changes to the Notes described in this Amendment, in form and substance acceptable to Administrative Agent.  Failure to do so shall constitute a Default.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CIMAREX ENERGY CO.

By:	/s/ Paul Korus
Paul Korus
Chief Financial Officer

BANK ONE, NA,
Individually, as LC Issuer and as Administrative Agent

By:	/s/ J. Scott Fowler
J. Scott Fowler
Director, Capital Markets

BANK OF AMERICA, N.A., a Lender

By:	/s/ Michael D. Earl
Michael D. Earl
Senior Vice President

BANK OF OKLAHOMA, N.A., a Lender

By:	/s/ Michael M. Logan
Michael M. Logan
Senior Vice President

COMERICA BANK, formerly known as Comerica
Bank – Texas, a Lender

By:	/s/ Peter L. Sefzik
Peter L. Sefzik
Vice President

NATEXIS BANQUES POPULAIRES, a Lender

By:	/s/ Donovan C. Broussard
Donovan C. Broussard
Vice President & Manager

By:	/s/ Louis P. Laville, III
Louis P. Laville, III
Vice President & Manager

UNION BANK OF CALIFORNIA, N.A., a Lender

By:	/s/ Kimberly Coil
Kimberly Coil
Assistant Vice President

By:	/s/ Ali Ahmed
Ali Ahmed
Vice President

U.S. BANK NATIONAL ASSOCIATION,
a Lender

By:	/s/ Kathryn A. Gaiter
Kathryn A. Gaiter
Vice President

WELLS FARGO BANK, N.A., a Lender

By:	/s/ Laura Bumgarner
Laura Bumgarner
Relationship Manager

COMPASS BANK, a Lender

By:	/s/ John M. Falbo
John M. Falbo
Senior Vice President

Second Amendment

CONSENT AND AGREEMENT

Each undersigned Guarantor hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Subsidiary Guaranty dated as of October 2, 2002 made by it for the benefit of Administrative Agent and Lenders executed pursuant to the Credit Agreement and the other Loan Documents to which such Guarantor is a party, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guaranty and such other Loan Documents shall remain in full force and effect.

KEY PRODUCTION COMPANY, INC.

By:	/s/ Paul Korus
Paul Korus
Vice President, Chief Financial Officer & Treasurer

BROCK GAS SYSTEMS AND EQUIPMENT, INC.

By:	/s/ Paul Korus
Paul Korus
Vice President, Chief Financial Officer & Treasurer

COLUMBUS ENERGY CORP.

By:	/s/ Paul Korus
Paul Korus
Vice President, Chief Financial Officer & Treasurer

CIMAREX ENERGY SERVICES, INC.

By:	/s/ Paul Korus
Paul Korus
Vice President, Chief Financial Officer & Treasurer

SCHEDULE 1

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurodollar Rate	1.125%	1.25%	1.375%	1.50%	1.75%
Floating Rate	0.00%	0.00%	0.125%	0.25%	0.50%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Commitment Fee	0.25%	0.30%	0.375%	0.375%	0.50%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Level I Status” exists at any date if, the Borrowing Base Usage Percentage on such date is less than 25%.

“Level II Status” exists at any date if, on such date Borrowing Base Usage Percentage is greater than or equal to 25% and less than 50%.

“Level III Status” exists at any date if, Borrowing Base Usage Percentage on such date is greater than or equal to 50% and less than 75%.

“Level IV Status” exists at any date if Borrowing Base Usage Percentage on such date is greater than or equal to 75% and less than 90%.

“Level V Status” exists at any date if Borrowing Base Usage Percentage on such date is greater than or equal to 90%.

“Status” means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

The Applicable Margin and Applicable Fee Rate shall be determined on a daily basis in accordance with the foregoing table based on the Borrowing Base Usage Percentage on such day.

SCHEDULE 2

LENDERS SCHEDULE

SCHEDULE 3

DISCLOSURE SCHEDULE

A.                                    Subsidiaries (Section 5.8):

Name	Type	Jurisdiction	Owned

Cimarex Energy Services, Inc.	Corporation	Oklahoma	100% owned by Borrower

Key Production Company, Inc.	Corporation	Delaware	100% owned by Borrower

Columbus Energy Corp.	Corporation	Colorado	100% owned by Key Production Company, Inc.

Brook Gas Systems and Equipment, Inc.	Corporation	Texas	100% owned by Key Production Company, Inc.

Columbus Gas Services, Inc.	Corporation	Delaware	100% owned by Columbus Energy Corp.

Columbus Texas, Inc.	Corporation	Nevada	100% owned by Columbus Energy Corp.

Columbus Energy, LP	Limited Partnership	Texas	1% owned by Columbus Energy Corp. and 99% owned by Columbus Texas, Inc.

Cimarex Texas L.P.	Limited Partnership	Texas	99% by Cimarex Texas LLC and 1% by Cimarex Energy Co.

Cimarex Texas LLC	Limited Liability Company	Colorado	100% by Cimarex Energy Co.

Key Production Texas L.P.	Limited Partnership	Texas	99% by Key Texas LLC and 1% by Key Production Company, Inc.

Key Texas LLC	Limited Liability Company	Colorado	100% by Key Production Company

Cimarex California Pipeline LLC	Limited Liability Company	Colorado	100% by Cimarex Energy Co.

B.                                    Defined Benefit Pension Plan (Section 5.9):

In 1997, Key completed the termination of the defined benefit plan of Brock Exploration Company, which at the time was a wholly-owned subsidiary of Key.  The plan was terminated in a standard termination, and Key made all of the required filings with the Internal Revenue Service and with PBGC.

C.                                    Existing Indebtedness (Section 7.2(ii)):

1.                                       Borrower may have obligations arising under joint operating agreements in the normal course of business.

2.                                       Take or pay liabilities recorded on the books of Borrower and/or Key that do not currently exceed $1,000,000.

3.                                       At present, Borrower has several operating leases with various expiration dates and terms.  The operating leases represent commitments for office space.  As operating leases expire or requirements for office space change, the Borrower may possibly renew, renegotiate, terminate, or make arrangements for additional office space.

4.                                       In the normal course of business, Borrower makes drilling commitments on oil and gas wells.  These drilling commitments become contingent liabilities when a well is approved for drilling or in the process of being drilled.  An estimate of these amounts is disclosed in the Management’s Discussion and Analysis of Financial Condition and Result of Operations as filed with the Securities and Exchange Commission in the Company’s annual report filed on form 10-K and quarterly report filed on form10-Q.  Even though these commitments are routine, the dollar amount and number of commitments may vary greatly depending on the number of projects approved and in progress, the stage completion and the estimated costs.

5.                                       Borrower is in the process of implementing a purchase card (company card and payment) program.  Cards will be issued to field employees (pumpers) for fuel maintenance on company vehicles.   Cards will also be issued to employees for travel and entertainment, and other approved business purposes.  The Borrower will be obligated per the terms of the “purchase card agreement.” Currently, Borrower has an airline travel account through American Express and various gas cards like Wright Express and Texaco for fuel and maintenance in the field.  The new purchase card program is intended to replace existing credit card arrangements.

D.                                    Investments, Acquisitions, Partnerships and Joint Ventures (Section 7.5 (iii)):

None

E.                                      Existing Liens (Section 7.6 (v)):

None

SCHEDULE 4

OPINION MATTERS

•                  Each entity is validly existing and in good standing under the laws of the state of its organization.

•                  Each entity has the power and authority to execute and deliver each Amendment Document to which it is a party and to perform its obligations thereunder.

•                  Each Amendment Document has been duly authorized, executed and delivered by each entity party thereto.

•                  Each party to an Amendment Document is in good standing and duly authorized to do business in each state in which it does business.

•                  Each Amendment Document is enforceable against each entity party thereto to it in accordance with its terms.

•                  The Credit Agreement as amended by the Amendment is enforceable against the Borrower in accordance with its terms.

EXHIBIT A

NOTE

$	October 1, 2004

Cimarex Energy Co., a Delaware corporation (the “Borrower”), promises to pay to the order of                                            (the “Lender”) the principal sum of                                          Dollars ($                     ) or, if greater or less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of October 2, 2002 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, the LC Issuer and Bank One, NA, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.  This Note is given in partial renewal, extension and restatement of (but not in extinguishment or novation of) indebtedness evidenced by the Notes issued under the Agreement prior to the date hereof.

CIMAREX ENERGY CO.

By:
Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF CIMAREX ENERGY CO.,
DATED OCTOBER 1, 2002

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXHIBIT J

CONFIDENTIALITY AGREEMENT

[Insert Date]

Re:             Credit Agreement, dated as of October 2, 2002, as amended (the “Credit
Agreement”), among Cimarex Energy Co. (“Cimarex”), Bank One, NA, as
Administrative Agent and certain Lenders party thereto

Ladies and Gentlemen:

                                      (“Lender”) has requested that you assist it in evaluating oil and gas properties (and the related reserves and production) of Cimarex Energy Co. and its subsidiaries (collectively, the “Company”) for purposes of determining the Borrowing Base under the Credit Agreement, which Borrowing Base is to be determined semiannually by April 30 and October 30 of each year and pursuant to certain Special Redeterminations (“Determination Date”).  Lender has made and/or will make available to you certain information concerning the Company’s oil and gas properties and related operations (all of which information so provided to you, whether prior or subsequent to your execution of this agreement, shall be known as the “Evaluation Material”).  The term “Evaluation Material” does not include information which is or becomes generally available to you on a non-confidential basis, provided that the source of such information was not known by you after due inquiry to be bound by a confidentiality agreement or other obligation of confidentiality with respect to such information.

You agree that you will use the Evaluation Material solely for the purposes described above and that the Evaluation Material will not be used for any other purpose.  You agree to keep the Evaluation Material confidential and not to disclose the Evaluation Material to any person or entity other than such of your officers, directors and employees who have a bona fide need to have access to the Evaluation Material in order for you to carry out the purposes described above and who have agreed in writing to be bound by the obligations of confidentiality contained herein.  You shall be responsible and liable for any use or disclosure of the Evaluation Material by such parties in violation of this agreement.  Nothing contained herein shall be deemed to prevent disclosure of any of the Evaluation Material if, in the opinion of your legal counsel, such disclosure is legally required to be made in a judicial, administrative or governmental proceeding pursuant to a valid subpoena or other applicable order; provided, however, you shall give the Company at least 10 days prior written notice (unless less time is permitted by the applicable proceeding) before disclosing any of the Evaluation Material in a proceeding and, in making such disclosure, you will disclose only that portion thereof required to be disclosed and shall take all reasonable efforts to preserve the confidentiality thereof, including obtaining protective orders and supporting the Company in intervention.

The Company specifically disclaims and makes no representation or warranty, express or implied, to you with respect to the Evaluation Material.  You agree not to make or reproduce any copies of any document (or any portion thereof) or other materials which is part of the Evaluation Material.  Within twenty business days after the applicable Determination Date for which the Evaluation Material was made available to you, you will return to the Company all documents (including all copies thereof) and other materials which have been delivered or disclosed to you or which you have obtained, as part of the Evaluation Material.

You agree that if this agreement is breached, or if a breach hereof is threatened, the remedy at law may be inadequate, and therefore, without limiting any other remedy at law or in equity, an injunction, restraining order, specific performance and other forms of equitable relief or money damages or any combination thereof shall be available to the Company.  The successful party in any action or proceeding brought to enforce this agreement shall be entitled to recover the costs, expenses and fees incurred in any such action or proceeding, including, without limitation, attorney’s fees and expenses.

This agreement is personal unto you, and you may not assign, pledge or otherwise transfer your rights or delegate your duties or obligations under this agreement without the prior written consent of the Company.

This agreement constitutes the entire understanding between us with respect to the subject matter thereof and supersedes all negotiations, prior discussions, or prior agreements and understandings relating to such subject matter.  All duties, obligations, rights, powers and remedies provided herein are in addition to the duties, obligations and rights, powers and remedies existing at law or in equity, including, without limitation, the Uniform Trade Secrets Act and similar statutes and rules of law pertaining to trade secrets and confidential and proprietary information.

This agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to its conflicts of laws, principles or rules.  The parties consent to jurisdiction and venue in any court of competent jurisdiction in such state and in and to the federal courts sitting in such state.

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the Company.

Very truly yours,

CIMAREX ENERGY CO.

By:
Name:
Title:

ACCEPTED AND AGREED:

By:
Name:
Title: